SECURITIES AND EXCHANGE COMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) SEPTEMBER 26, 2002

NASH FINCH COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	0-785	41-0431960
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

7600 France Ave. South, Edina, Minnesota		55435
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

(Former name or former address, if changed since last reported.)

ITEM 5.  Other Events

NASH FINCH REDUCES EARNINGS ESTIMATES

ECONOMY, COMPETITION HAVING AN IMPACT

MINNEAPOLIS (September 26, 2002) — Nash Finch Company, a leading national food retailer and distributor, today announced that it expects results for the third quarter ending October 5, 2002, to be below expectations.  The Company now expects fully diluted earnings per share for the third quarter to be in the range of 58 to 62 cents versus 62 cents reported on a comparable basis for the third quarter of 2001.  For the fourth quarter, the Company now anticipates fully diluted earnings per share in the range of 60 to 65 cents versus 65 cents reported on a comparable basis for the fourth quarter last year.  For the year, the Company now anticipates earnings per fully diluted share in the range of $2.32 to $2.41 versus $2.17 last year.  The shortfall occurred primarily in the retail segment.  Previously, the Company had provided earnings guidance of $2.50 to $2.55 per fully diluted share for the full year.  2002 figures reflect the adoption of FAS 142 relating to goodwill and other intangible assets and 2001 figures have been restated to exclude goodwill amortization.

“The difficult environment that we experienced in the second quarter continued to deteriorate in the third, “ Marshall said.  “Our entire sector faces fierce competition for the consumers’ food shopping dollar.  In addition, the transitional issues that occurred in the second quarter in our retail operations have continued in the third quarter.  We continue to focus on reengineering efforts to improve our retail operations and enhance our food distribution business,” Marshall concluded.

A conference call is scheduled for 2 p.m. (CT) today.  Interested participants can listen to the conference call over the Internet by logging onto the investor relations portion of Nash Finch’s website at http://www.nashfinch.com.  A replay of the webcast will be available for 30 days.

Nash Finch Company is a Fortune 500 company and one of the leading food retail and distribution companies in the United States with over $4.1 billion in annual revenues.  Nash Finch owns and operates 112 stores in the Upper Midwest, principally supermarkets under the AVANZA™, Buy• n• Save®, Econofoods®, Family Thrift Center™ and Sun Mart® trade

-more-

names.  In addition to its retail operations, Nash Finch’s food distribution business serves independent retailers and military commissaries in 28 states, the District of Columbia and Europe.  Further information is available on the company’s website at www.nashfinch.com.

This release contains forward-looking statements and information, as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and are subject to risks and uncertainties that are in many instances beyond the Company’s ability to control, and which may cause actual results to differ materially from those anticipated.  These factors may include, but are not limited to, changes in the economy generally, changes in interest rates, changes in consumer spending, competitor actions, unanticipated problems with product procurement, the ability to attract and retain customers, the effect of competition on the Company’s retail stores and wholesale customers, the ability to execute plans to improve retail operations and to enhance wholesale operations, exposure to litigation and other contingent losses, changes in state or federal legislation or regulation, the ability to recruit, retain and develop employees, and other risk factors detailed from time to time in the Company’s periodic reports available from the Security and Exchange Commission.  The Company does not undertake to update forward-looking statements to reflect developments, or information obtained after this date, or to reflect changes in assumptions or changes in other factors affecting such forward-looking statements or information.

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Contact: Bob Dimond, 952-897-8148 or LeAnne Stewart, 952-844-1060

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2002	By /s/ Robert B. Dimond
Robert B. Dimond
Executive Vice President and Chief Financial Officer